UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2014 (March 12, 2014)

Medical Action Industries Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-13251 (Commission File Number)	11-2421849 (IRS Employer Identification No.)

500 Expressway Drive South
Brentwood, New York 11717
(Address of principal executive office) (Zip Code)

(631) 231-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 12, 2014, Medical Actions Industries Inc. (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Medira Inc., a Delaware corporation (the “Buyer”) and, solely for purposes of Sections 5.1(b) and 11.20 thereof, Inteplast Group, Ltd., for the sale of (i) 100% of the membership units of Medegen Medical Products, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Seller (“Medegen”), and (ii) certain assets of the Company’s Patient Care business unit, including the containment business assets, collectively for approximately $75 million in cash, subject to a closing purchase price adjustment (the “Transaction”).

The Agreement contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the Agreement.

The closing of the Transaction, which is expected to occur within three to four months, is subject to customary closing conditions and required regulatory approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Company plans to use the proceeds from the Transaction, net of tax and certain closing adjustments, to pay off term loan obligations under its existing credit facility and for working capital to support future growth in its business.

The description of the Agreement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 13, 2014, the Company issued a press release announcing the Transaction. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.  The press release has been posted on the Investor Relations section of Medical Action’s website at www.medical-action.com.

The information in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of the Exchange Act, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Purchase Agreement, by and among Medical Action Industries Inc., Medira Inc. and solely for purposes of Sections 5.1(b) and 11.20 thereof, Inteplast Group, Ltd., dated as of March 12, 2014.
99.1	Press Release of Medical Action Industries Inc. dated March 13, 2014.

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

Dated: March 13, 2014	By:	/s/ Brian Baker
	Name:	Brian Baker
	Title:	Vice President of Finance and Principal Accounting Officer

EXHIBIT INDEX

2.1*	Purchase Agreement, by and among Medical Action Industries Inc., Medira Inc. and solely for purposes of Sections 5.1(b) and 11.20 thereof, Inteplast Group, Ltd., dated as of March 12, 2014.
99.1	Press Release of Medical Action Industries Inc. dated March 13, 2014.

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.